Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 14, 2022, relating to the consolidated financial statements of Aviat Networks, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

San Jose, California

June 13, 2025